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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS OF VAXCEL, INC.

     We consent to the references to our firm under the captions "Selected Historical Financial Data of Vaxcel" and "Experts" and to the use of our report dated February 19, 1996, in this Registration Statement and related Prospectus of Vaxcel, Inc. dated December 31, 1996.

                                             /s/ ERNST & YOUNG LLP

Atlanta, Georgia
December 30, 1996